As filed with the Securities and Exchange Commission on February 12, 1997

                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1993
                        --------------------------------

      MARKEL CORPORATION                       MARKEL CAPITAL TRUST I
 (Exact name of Registrant as                 (Exact name of Registrant
   specified in its charter)               as specified in its trust agreement)

              VIRGINIA                                     DELAWARE
  (State or other jurisdiction of               (State or other jurisdiction of
   incorporation or organization)                incorporation or organization)

                              --------------------

                  6331                                     6719
       (Primary Standard Industrial             (Primary Standard Industrial
        Classification Code Number)              Classification Code Number)


           54-0292420
        (I.R.S. Employer                          (I.R.S. Employer
        Identification No.)                       Identification No.)


              4551 COX ROAD                                  4551 COX ROAD
      GLEN ALLEN, VIRGINIA 23060                     GLEN ALLEN, VIRGINIA 23060
              (804) 747-0136                                 (804) 747-0136

  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)

                          ---------------------------

               Gregory B. Nevers                       Gregory B. Nevers
                 Corporate Counsel                     Corporate Counsel
                Markel Corporation                    Markel Corporation
                  4551 Cox Road                          4551 Cox Road
          Glen Allen, Virginia 23060                Glen Allen, Virginia 23060

 (Name, address, including zip code, and telephone number, including area code, of agents for service)

                          ---------------------------

                                   COPIES TO:

        Leslie A. Grandis                            Michael L. Fitzgerald
        McGuire,Woods, Battle & Boothe, L.L.P.        Brown & Wood, L.L.P.
        One James Center                             One World Trade Center
        Richmond, Virginia 23219                    New York, New York 10048

                          ---------------------------

       Approximate  Date of Commencement of Proposed Sale to the Public:
  As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.


                        CALCULATION OF REGISTRATION FEE

                                    Amount              Proposed Maximum        Proposed Maximum        Amount of
    Title of Each Class of           to be               Offering Price            Aggregate           Registration
         to be Registered         Registered              Per Unit(1)           Offering Price(1)         Fee(2)
---------------------------------------------------------------------------------------------------------------------
Series B Capital Securities of
Markel Capital Trust I . . . . .  $150,000,000                100%                 $150,000,000         $45,454.55
---------------------------------------------------------------------------------------------------------------------
Series B Junior Subordinated
Deferrable Interest Debentures
of Markel Corporation(2)                                                                                    100.00
---------------------------------------------------------------------------------------------------------------------
Markel Corporation Series B
Guarantee with respect to
Series B Capital Securities(3)                                                                              100.00
---------------------------------------------------------------------------------------------------------------------
     Total . . . . . . . . . . .  $150,000,000                100%                 $150,000,000         $45,654.55
=====================================================================================================================

(1)      Estimated solely for the purpose of computing the registration fee.
(2) No separate consideration will be received for the Series B Junior Subordinated Deferrable Interest Debentures of Markel Corporation (the "Junior Subordinated Debentures") distributed upon any liquidation of Markel Capital Trust I.
(3) No separate consideration will be received for the Markel Corporation Series B Guarantee.
(4) This Registration Statement is deemed to cover rights of holders of Junior Subordinated Debentures under the Indenture, the rights of holders of Series B Capital Securities of Markel Capital Trust I under a Declaration of Trust, the rights of holders of such Capital Securities under the Series B Guarantee and certain backup undertakings as described herein.
(5) Such amount represents the liquidation amount of the Markel Capital Trust I Series B Capital Securities to be exchanged hereunder and the
         principal  amount  of  Junior  Subordinated   Debentures  that  may  be
         distributed to holders of such Capital Securities upon any liquidation of Markel Capital Trust I.

         The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 12, 1997

                             MARKEL CAPITAL TRUST I

                             OFFER TO EXCHANGE ITS
                       8.71% SERIES B CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                       8.71% SERIES A CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
              UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                               MARKEL CORPORATION

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
                 NEW YORK CITY TIME, ON , 1997, UNLESS EXTENDED

                              --------------------

         Markel Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $150,000,000 aggregate Liquidation Amount of its 8.71% Series B Capital Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8.71% Series A Capital Securities (the "Old Capital Securities"), of which $150,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, Markel Corporation, a Virginia corporation (the "Company"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee in respect of the New Capital Securities (the "New Guarantee") and (ii) all of its 8.71% Series A Junior Subordinated Deferrable Interest Debentures due January 1, 2046 (the "Old Junior Subordinated Debentures") for a like aggregate principal amount of its 8.71% Series B Junior Subordinated Deferrable Interest Debentures due January 1, 2046 (the "New Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."

         The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, the New Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction, the New Capital Securities will not provide for any increase in the Distribution rate thereon, the New Junior Subordinated Debentures will not contain the $100,000 minimum principal amount transfer restriction and (e) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of New Securities" and "Description of Old Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Rights Agreement dated as of January 13, 1997 (the "Registration Rights Agreement") among the Corporation, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

                                              (CONTINUED ON THE FOLLOWING PAGE)

         This Prospectus and the Letter of Transmittal are first being mailed to all holders of Old Capital Securities on , 1997.

         SEE "RISK FACTORS" COMMENCING ON PAGE ___ FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

  THESE  SECURITIES  HAVE NOT  BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR AD-
                 EQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is _________ __, 1997.

         The New Capital Securities and the Old Capital Securities (collectively, the "Capital Securities") represent beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The Chase Manhattan Bank is the Property Trustee of the Trust. The Trust was formed for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Junior Subordinated Debentures will mature on January 1, 2046 (the "Stated Maturity Date"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of New Securities--Subordination of Common Securities."

         As used herein, (i) "Indenture" means the Indenture, dated as of January 13, 1997, as amended and supplemented from time to time, between the Corporation and The Chase Manhattan Bank, as Debenture Trustee (the "Debenture Trustee"), and (ii) "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Sponsor, The Chase Manhattan Bank as Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware Trustee, (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"). In addition, as the context may require, unless otherwise expressly stated, (i) the term "Capital Securities" includes the Old Capital Securities and the New Capital Securities, (ii) the term "Trust Securities" includes the Capital Securities and the Common Securities, (iii) the term "Junior Subordinated Debentures" includes the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and
(iv) the term "Guarantee" includes the Old Guarantee and the New Guarantee.

         Holders of the New Capital Securities will be entitled to receive cumulative cash distributions, accumulating from January 13, 1997 and payable semi-annually in arrears on January 1 and July 1 of each year, commencing July 1, 1997, at the annual rate of 8.71% of the Liquidation Amount of $1,000 per New Capital Security ("Distributions"). So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Company will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the requirements set forth in the Indenture. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of 8.71% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

         The  Company,   through  the  Guarantee,   the  Common  Guarantee,  the
Declaration, the Junior Subordinated Debentures and the Indenture (each as defined herein), taken together, has guaranteed, or will guarantee, as the case may be, fully, irrevocably and unconditionally all of the Trust's obligations under the Trust Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee -- Full and Unconditional Guarantee." The Old Guarantee and the Common Guarantee currently guarantee, and the New Guarantee will guarantee, payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of the Guarantee." If the Company fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights in respect of such payment. See "Description of New Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Company under the Guarantee and the Junior Subordinated Debentures will be unsecured and subordinate and rank junior in right of payment to all Senior Indebtedness (as defined in "Description of New Junior Subordinated Debentures -- Subordination"), which totaled approximately $120.3 million at December 31, 1996.

         The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time, contemporaneously with the optional prepayment of the Junior Subordinated Debentures upon the occurrence and continuation of a Special Event (as defined herein), at a redemption price equal to the Special Event Prepayment Price (as defined herein) (the "Special Event Redemption Price"), and
(iii) in whole or in part, on or after January 1, 2007, contemporaneously with the optional prepayment by the Company of the Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined herein) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of New Securities -- Redemption."

         The New Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Company (i) on or after January 1, 2007, in whole or in part, at a prepayment price (the "Optional Prepayment Price") equal to 104.355% of the principal amount thereof on January 1, 2007, declining ratably on each January 1 thereafter to 100% on or after January 1, 2017, plus accrued interest thereon to the date of prepayment, or (ii) prior to January 1, 2007, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the principal amount and premium payable with respect to an optional redemption of New Junior Subordinated Debentures on January 1, 2007, together with scheduled payments of interest on the New Junior Subordinated Debentures from the prepayment date to and including January 1, 2007, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in either case, accrued interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of New Junior Subordinated Debentures -- Optional Prepayment" and " -- Conditional Right to Advance Maturity and Special Event Prepayment."

         The Company will have the right at any time to terminate the Trust and cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the Capital Securities. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust under certain circumstances described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of New Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "Certain Federal Income Tax Consequences -- Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

         The Trust is making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

         Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker- Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (as defined herein) (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

         In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90- day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

         Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Company and the Trust that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Company and the Trust currently do not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

         Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

         THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

         Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on , 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after January 13, 1997. See "The Exchange Offer--Distributions on New Capital Securities."

         Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                                ---------------

NO DEALER,  SALESPERSON  OR OTHER  INDIVIDUAL  HAS BEEN  AUTHORIZED  TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              -------------------

                               TABLE OF CONTENTS
                                                                           Page

Available Information.....................................................
Incorporation of Certain Documents by Reference...........................
Summary...................................................................
Risk Factors..............................................................
Markel Corporation .......................................................
Use of Proceeds ..........................................................
Ratios of Earnings to Fixed Charges.......................................
Capitalization............................................................
Summary Financial Data ...................................................
Markel Capital Trust I ...................................................
The Exchange Offer........................................................
Description of New Securities ............................................
Description of New Junior Subordinated Debentures ........................
Description of The Guarantee .............................................
Description of Old Securities.............................................
Relationship Among the New Capital Securities, the
  New Junior Subordinated Debentures and the New Guarantee................
Certain Federal Income Tax Consequences ..................................
ERISA Considerations......................................................
Plan of Distribution......................................................
Notice to Investors ......................................................
Certain Legal Matters.....................................................
Experts...................................................................

                             AVAILABLE INFORMATION

The  Company is  subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Trust can be inspected and copied at prescribed rates at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048; and, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago,
Illinois 60661. Copies of such material may be obtained by mail from the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. If available, such reports and other information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's web site on the Internet (http://www.sec.gov).

No separate financial statements of the Trust have been included herein. The Company does not consider that such financial statements would be material to holders of the Capital Securities because (i) all of the voting securities of the Trust are owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in Junior Subordinated Debentures issued by the Company, and (iii) the Company's obligations described herein to provide certain indemnities in respect of, and be responsible for, certain costs, expenses, debts and liabilities of the Trust under the Indenture and any supplemental indenture thereto and pursuant to the Declaration of the Trust, the guarantee issued with respect to Capital Securities issued by the Trust, the Junior Subordinated Debentures purchased by Markel Capital Trust I and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Capital Securities. See "Description of New Junior Subordinated Debentures" and "Description of the Guarantee."

The Trust is not currently subject to the information reporting requirements of the Exchange Act. The Trust will become subject to such requirements upon the effectiveness of the Registration Statement, although it intends to seek and expects to receive exemptions therefrom.

This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Trust and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following  documents  filed with the  Commission by the Company  pursuant to
Section 13 of the Exchange Act are incorporated by reference in this Prospectus:

           (a) Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Amendment No. 1 filed April 9, 1996;
           (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;
           (c) Current Report on Form 8-K filed on November  13, 1996;
           (d) Current Report on Form 8-K filed on January 10, 1997; and
           (e) Current Report on Form 8-K filed on February 6, 1997.

Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the New Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus or any supplement thereto to the extent that a statement contained herein or therein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Markel Corporation, Investor Relations Department, 4551 Cox Road, Glen Allen, Virginia 23060, telephone (800) 446-6671.

                                    SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in or incorporated by reference into this Prospectus.

                             Markel Capital Trust I

The Trust is a statutory business trust created under Delaware law by the filing of a certificate of trust with the Delaware Secretary of State on December 30, 1996. The Trust is governed by an Amended and Restated Declaration of Trust (the "Declaration") executed by the Company, as Sponsor, The Chase Manhattan Bank, as Property Trustee, and The Chase Manhattan Bank Delaware, as Delaware Trustee and the three individual Administrative Trustees named therein. The Trust's business and affairs are conducted by the Issuer Trustees: the Property Trustee, the Delaware Trustee, and the three individual Administrative Trustees who are employees or officers of or affiliated with the Company. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Company and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities are owned by the Company.

                               Markel Corporation

Markel Corporation is an insurance holding company which, through its subsidiaries, markets and underwrites specialty insurance products and programs to a variety of niche markets. The Company believes that its specialty product focus and niche market strategy enable it to develop particular expertise and specialized knowledge of its markets. Such specialization allows the Company to provide added value to its customers and to compete on a basis other than price. The year ended December 31, 1995 marked the Company's fourth consecutive year of underwriting profitability and the ninth year of underwriting profitability in the last ten years. The Company emphasizes quality service in all phases of its operations and believes that this approach fosters strong relationships with its producers and greater customer loyalty.

The Company's primary businesses are professional and products liability, excess and surplus lines, specialty programs, specialty personal and commercial lines and brokered excess and surplus lines. The Company's distribution channels include retail and wholesale brokers, general agents, direct marketing, including telemarketing and direct mail, and affinity groups. The Company offers products and coverages designed to meet the needs of insureds in niche or emerging markets or insureds with specialized exposures or risks that are not adequately served by the standard markets. Significant products include professional liability coverages for doctors, lawyers, architects, engineers and other professionals, comprehensive programs for summer camps and other youth recreation organizations, conference centers, child care centers, private schools, martial arts schools, gymnastics schools, dance studios and horse farms, and property and liability coverages for restaurants and bars, vacant properties and hard-to- place property risks, yachts, jet skis and other watercraft, mobile homes and other non-standard dwellings, taxi fleets and other commercial vehicles. Each risk is generally considered on an individual basis, and coverages typically include limit restrictions, deductibles, exclusions, surcharges and other features which respond to distinctive risk characteristics.

The Company had earned premiums of $285.1 million and $225.1 million for the year ended December 31, 1995 and for the nine months ended September 30, 1996, respectively. As of September 30, 1996, the Company had total assets of approximately $1.4 billion and shareholders' equity of $247.8 million.

                               THE EXCHANGE OFFER

The Exchange Offer...................  Up to $150,000,000 aggregate Liquidation
                                       Amount of New Capital  Securities  are
                                       being  offered in exchange for a like
                                       aggregate Liquidation Amount of Old
                                       Capital  Securities.  Old Capital
                                       Securities  may be tendered  for exchange
                                       in whole or in part in a  Liquidation
                                       Amount of $100,000 (100  Capital
                                       Securities)  or any integral  multiple of
                                       $1,000  (one  Capital Security) in excess
                                       thereof.  The Company and the Trust are
                                       making the Exchange Offer in order to
                                       satisfy  their  obligations  under  the
                                       Registration  Rights Agreement  relating
                                       to the Old Capital  Securities.  For a
                                       description  of the procedures   for
                                       tendering   Old  Capital Securities, see
                                       "The Exchange Offer--Procedures for
                                       Tendering Old Capital Securities."

Expiration Date......................  5:00 p.m., New York City time, on , 1997, unless the Exchange Offer is extended by the Company or the Trust (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer--Terms of the Exchange Offer."

Conditions to the Exchange Offer.....  The Exchange Offer is subject to certain conditions, which may be waived by the
                                       Company and the Trust in their sole
                                       discretion.  The Exchange Offer is not
                                       conditioned upon any minimum Liquidation
                                       Amount of Old Capital Securities being
                                       tendered.  See "The Exchange
                                       Offer--Conditions to the Exchange Offer."

Offer................................  The Company and the Trust reserve the right in their sole and absolute
                                       discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights....................  Tenders of Old Capital Securities may be
                                       withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering
Old Capital Securities...............  Tendering holders of Old Capital
                                       Securities must complete and sign a
                                       Letter of  Transmittal in accordance
                                       with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange
                                       Offer--Procedures for Tendering Old
                                       Capital Securities."

                                       Letters of Transmittal and certificates representing Old Capital Securities should not be sent to the Company or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of New Capital Securities....  The  Company  and the Trust are making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital
                                       Securities are acquired in the ordinary
                                       course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital
                                       Securities, or any broker-dealer who
                                       purchased the Old Capital  Securities
                                       from the Trust to resell  pursuant  to
                                       Rule  144A  or any  other  available
                                       exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters,
                                       (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

                                       Each  holder of Old  Capital  Securities
                                       who  wishes to  exchange  Old  Capital
                                       Securities for New Capital  Securities in
                                       the Exchange Offer will be required to
                                       represent that (i) it is not an
                                       "affiliate"  of the Company or the Trust,
                                       (ii) any New  Capital  Securities  to be
                                       received  by it are being  acquired  in
                                       the ordinary  course of its business,
                                       (iii) it has no arrangement or
                                       understanding with any person to
                                       participate  in a  distribution  (within
                                       the meaning of the Securities Act) of
                                       such New Capital Securities,
                                       and (iv) if such holder is not a
                                       broker-dealer,  such holder is not
                                       engaged in, and does not  intend to
                                       engage in, a  distribution  (within  the
                                       meaning of the Securities Act) of such
                                       New Capital Securities. Each
                                       broker-dealer that receives New Capital
                                       Securities for its own account  pursuant
                                       to the Exchange Offer must acknowledge
                                       that it acquired the Old Capital
                                       Securities for its own account as the
                                       result of  market-making  activities  or
                                       other trading  activities  and must agree
                                       that it  will  deliver  a  prospectus
                                       meeting  the  requirements  of the
                                       Securities Act in connection with any
                                       resale of such New Capital Securities.
                                       The Letter of  Transmittal  states that,
                                       by so  acknowledging  and by  delivering
                                       a prospectus,  a  broker-dealer  will not
                                       be  deemed  to  admit  that  it  is an
                                       "underwriter"  within the meaning of the
                                       Securities  Act. Based on the position
                                       taken by the staff of the Division of
                                       Corporation  Finance of the Commission in
                                       the  interpretive  letters  referred to
                                       above, the Company and the Trust believe
                                       that Participating  Broker-Dealers who
                                       acquired Old Capital Securities for their
                                       own accounts as a result of market-making
                                       activities or other trading activities
                                       may fulfill  their  prospectus  delivery
                                       requirements  with  respect to the New
                                       Capital Securities  received upon
                                       exchange of such Old Capital Securities
                                       (other than Old  Capital  Securities
                                       which  represent  an  unsold  allotment
                                       from the original  sale of the Old
                                       Capital  Securities)  with a  prospectus
                                       meeting the requirements of the
                                       Securities Act, which may be the
                                       prospectus  prepared for an exchange
                                       offer so long as it contains a
                                       description of the plan of  distribution
                                       with  respect to the resale of such New
                                       Capital  Securities.  Accordingly,  this
                                       Prospectus,  as it may be amended or
                                       supplemented from time to time, may be
                                       used by a  Participating  Broker-Dealer
                                       in  connection  with  resales of New
                                       Capital Securities  received  in exchange
                                       for Old  Capital  Securities  where such
                                       Old Capital  Securities were acquired by
                                       such  Participating  Broker- Dealer for
                                       its own account as a result of
                                       market-making or other trading
                                       activities. Subject to certain provisions
                                       set forth in the Registration Rights
                                       Agreement  and  to  the   limitations
                                       described   below  under  "The  Exchange
                                       Offer--Resales of New Capital
                                       Securities," the Company and the Trust
                                       have agreed that this  Prospectus,  as it
                                       may be amended or supplemented  from time
                                       to time, may be used by a Participating
                                       Broker-Dealer in connection with resales
                                       of such New Capital  Securities for a
                                       period ending  90-days after the
                                       Expiration  Date (subject to extension
                                       under certain limited  circumstances) or,
                                       if earlier, when all such New Capital
                                       Securities  have been  disposed  of by
                                       such  Participating Broker-Dealer.  See
                                       "Plan of Distribution." Any Participating
                                       Broker-Dealer who is an "affiliate" of
                                       the Company or the Trust may not rely on
                                       such  interpretive letters  and  must
                                       comply  with  the  registration   and
                                       prospectus   delivery requirements  of
                                       the Securities Act in connection  with
                                       any resale  transaction. See "The
                                       Exchange Offer--Resales of New Capital
                                       Securities."

Exchange Agent.......................  The exchange agent with respect to the
                                       Exchange Offer is The Chase Manhattan
                                       Bank (the "Exchange Agent").  The
                                       addresses, and telephone and facsimile
                                       numbers, of the Exchange Agent are set
                                       forth in "The Exchange Offer--Exchange
                                       Agent" and in the Letter of Transmittal.

Use of Proceeds......................  Neither the Company nor the Trust will receive any cash proceeds from the
                                       issuance of the New Capital Securities
                                       offered hereby.  See "Use of Proceeds."

Certain United States Federal
Income Tax Considerations; ERISA
Considerations.......................  Holders of Old Capital  Securities should review the information set forth under
                                       "Certain Federal Income Tax
                                       Consequences" and "ERISA Considerations" prior to tendering Old Capital Securities in the Exchange Offer.

                           THE NEW CAPITAL SECURITIES

Securities Offered...................  Up to $150,000,000 aggregate Liquidation
                                       Amount of the Trust's  New  Capital
                                       Securities  which have been  registered
                                       under the Securities Act  (Liquidation
                                       Amount $1,000 per New Capital  Security).
                                       The New Capital  Securities will be
                                       issued,  and the Old Capital Securities
                                       were issued, under the Declaration. The
                                       New Capital Securities and any Old
                                       Capital Securities which remain
                                       outstanding  after  consummation  of the
                                       Exchange  Offer will vote together as a
                                       single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Declaration. See "Description of New Securities--Voting Rights; Amendment of the Declaration." The terms of the New Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and will not be subject to the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer--Purpose of the Exchange Offer," "Description of New
                                       Securities"  and "Description of Old
                                       Securities."

Distribution Dates...................  January 1 and July 1 of each year commencing July 1, 1997.


Extension Periods....................  Distributions  on Capital  Securities
                                       will be deferred for the duration of any Extension Period elected by the Company with respect to the payment of interest on the New Junior Subordinated Debentures. No Extension Period will exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity Date. See "Description of New Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax
                                       Consequences  -- Interest Income and
                                       Original Issue Discount."

Ranking..............................  The New Capital  Securities will rank pari passu,  and payments  thereon will
                                       be made pro rata, with the Old Capital
                                       Securities and the Common Securities
                                       except as described under "Description of New Securities -- Subordination of Common Securities." The New Junior Subordinated Debentures will rank pari passu with the Old Junior Subordinated Debentures and all other junior subordinated debentures to be issued by the Company ("Other Debentures"), which will be issued and sold (if at all) to other trusts to be established by the Company (if any), in each case similar to the Trust ("Other Trusts"), and will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "Description of New Junior Subordinated Debentures." The New Guarantee will rank pari passu with the Old Guarantee and all other guarantees (if any) to be issued by the Company with respect to capital securities (if any) issued by Other Trusts ("Other Guarantees") and will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Guarantee Agreement and, in the event of bankruptcy or insolvency proceedings involving the Company, will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Company, but senior to any obligations in respect of any class of capital stock of the Company. See "Description of the Guarantee."


Redemption...........................  The Trust Securities are subject to mandatory redemption in a Like Amount,
                                       (i) in whole but not in part, on the
                                       Stated Maturity Date upon repayment of
                                       the Junior Subordinated Debentures, (ii) in whole but not in part, at any time contemporaneously with the optional prepayment of the Junior Subordinated Debentures by the Company upon the occurrence and continuation of a Special Event and (iii) in whole or in part, on or after January 1, 2007 contemporaneously with the optional prepayment by the Company of the Junior Subordinated Debentures, in each case at the applicable Redemption Price. See "Description of New Securities -- Redemption."

Ratings..............................  The New Capital Securities are expected to be rated "BBB-" by Standard & Poor's
                                       Ratings Service and by Duff & Phelps
                                       Credit Rating Co., and "baa3" by Moody's
                                       Investors Service, Inc.

Absence of Market for the Capital
Securities...........................  The New Capital  Securities  will be a new issue of securities for which there currently is no market. Although Donaldson, Lufkin & Jenrette Securities Corporation and Smith Barney, Inc. the initial purchasers of the Old Capital Securities (the "Initial Purchasers") have informed the Trust and the Company that they each currently intend to make a market in the Capital Securities, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Trust and the Company do not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through The Nasdaq Stock Market. See "Plan of Distribution."

                                  RISK FACTORS

PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING FACTORS IN CONNECTION WITH THE EXCHANGE OFFER AND THE NEW CAPITAL SECURITIES OFFERED HEREBY.

Holding Company Structure; Restrictions on Dividends

As a holding company, the Company's ability to meet debt service obligations and pay operating expenses depends on receipt of sufficient funds from its direct and indirect subsidiaries. The inability of the Company's direct and indirect subsidiaries to pay dividends to the Company in an amount sufficient to meet debt service obligations and pay operating expenses would have a material adverse effect on the Company. The payment of dividends by the Company's subsidiaries without prior regulatory approval is subject to restrictions set forth in the insurance laws and regulations of Virginia, Illinois, Delaware, New Jersey, California and Arizona, the states of domicile of the Company's insurance subsidiaries. The Company currently does not expect such regulatory requirements to impair its ability to meet interest payment obligations and to pay operating expenses in the future. However, the Company can give no assurance that dividends will be declared or paid by its subsidiaries. As of December 31, 1995, the Company's direct and indirect insurance subsidiaries had sufficient capital and earnings to pay up to $36.2 million of dividends to the Company during 1996 without prior regulatory approval.

Ranking of Subordinate Obligations Under the Guarantee and Junior Subordinated Debentures

The obligations of the Company under the Guarantee issued by it for the benefit of the holders of Capital Securities and the Junior Subordinated Debentures are unsecured and subordinate and rank junior in right of payment to all present and future Senior Indebtedness of the Company and rank pari passu with obligations to or rights of the Company's other general unsecured creditors. In addition, in the case of a bankruptcy or insolvency proceeding involving the Company, the Company's obligations under the Guarantee will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Company, but senior to any obligation in respect of any class of capital stock of the Company. No payment may be made of the principal of, or premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when (i) there is a default in the payment of the principal of, or premium, if any, or interest on or otherwise in respect of any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or (ii) any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of such payment on the Junior Subordinated Debentures or any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof. At December 31, 1996, the aggregate principal amount of outstanding Senior Indebtedness of the Company was approximately $120.3 million. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any direct or indirect subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. At September 30, 1996, the direct and indirect subsidiaries of the Company had total liabilities (excluding liabilities owed to the Company) of approximately $1.0 billion. In addition, because many of the Company's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends to the Company without prior regulatory approval is limited by applicable laws and regulations. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. None of the Indenture, the Guarantee, the Common Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, or other obligations, that may be incurred by the Company or any of its subsidiaries, either in the event of a highly leveraged transaction or otherwise. See "Description of the Guarantee -- Status" and "Description of the New Junior Subordinated Debentures -- Subordination."

The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Company's making payments on the Junior Subordinated Debentures as and when required.

Option to Extend Interest Payment Period; Tax Considerations

So long as no Debenture Event of Default (as defined herein) shall have occurred and be continuing, the Company will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 8.71% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures) from the relevant payment date for such Distributions during any such Extension Period.

The Company may extend any existing Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 8.71%, compounded semi-annually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of New Securities -- Distributions" and "Description of New Junior Subordinated Debentures -- Option to Extend Interest Payment Date."

Should the Company exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Capital Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Capital Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Capital Securities. As a result, during an Extension Period, each holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and " -- Sales of Capital Securities."

Should the Company elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures, the then current market price of the Capital Securities is likely to be affected adversely. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, the mere existence of the Company's right to defer payments of interest on the Junior Subordinated Debentures may cause the market price of the Capital Securities to be more volatile than the market prices of other securities on which OID accrues that are not subject to such deferral rights.

Conditional Right to Advance Maturity and Special Event Redemption

If a Tax Event (as defined herein) occurs,  then the Company will have the right
(i) prior to the termination of the Trust, to advance the Stated Maturity Date of the Junior Subordinated Debentures to the minimum extent required in order to allow for the payments of interest in respect of the Junior Subordinated Debentures to continue to be tax deductible, but in no event shall the resulting maturity of the Junior Subordinated Debentures be less than 20 years from January 13, 1997, or (ii) to terminate the Trust (if not previously terminated) and advance the Stated Maturity Date of the Junior Subordinated Debentures to the minimum extent required in order to allow for the payments of interest in respect of the Junior Subordinated Debentures to continue to be tax deductible for United States federal income tax purposes, but in no event shall the resulting maturity of the Junior Subordinated Debentures be less than 40 years from January 13, 1997. In either case, such maturity date shall be advanced only if, in the opinion of counsel to the Company experienced in such matters, after advancing the maturity date, interest paid on the Junior Subordinated Debentures will be deductible for United States federal income tax purposes (the action referred to in either clause (i) or (ii) above being referred to herein as a "Tax Event Maturity Advancement").

If a Tax Event occurs and in the opinion of counsel to the Company experienced in such matters, there would in all cases, after effecting a Tax Event Maturity Advancement, be more than an insubstantial risk that an Adverse Tax Consequence (as defined herein) would continue to exist, or, if an Investment Company Event (as defined herein) occurs, then the Company will have the right, within 90 days following the occurrence of such Tax Event or Investment Company Event, as the case may be, to redeem the Junior Subordinated Debentures in whole (but not in part) in the manner set forth under "Description of New Junior Subordinated Debentures -- Conditional Right to Advance Maturity and Special Event Prepayment," and therefore to cause a mandatory redemption of the Capital Securities prior to the Stated Maturity Date (the circumstances under which the Company has the right to so redeem the Junior Subordinated Debentures in connection with a Tax Event being referred to herein as a "Conditional Tax Redemption Event"). Each of a Conditional Tax Redemption Event or an Investment Company Event are sometimes referred to herein as a "Special Event".

Possible Distribution of Junior Subordinated Debentures

The Company will have the right at any time to dissolve the Trust and, after satisfaction of claims of creditors of the Trust as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities. Moreover, upon the occurrence of a Special Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Consequences -- Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

Possible Tax Law Changes Affecting the Capital Securities

On February 6, 1997, as part of the Clinton Administration's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the New Junior Subordinated Debentures, issued on or after the date "of first committee action," if such debt obligations had a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. In addition, the Proposed Legislation would generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the New Junior Subordinated Debentures, issued on or after the date "of first committee action,", if such debt obligations have a weighted average maturity of more than 40 years. The Proposed Legislation has not yet been introduced by any member of the 105th Congress. If other Proposed Legislation is enacted by Congress and if such enactment gave rise to a Tax Event, the Company would be permitted to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Prepayment Price. See "Description of New Securities -- Conditional Right to Advance Maturity and Special Event Redemption," "-- Description of New Junior Subordinated Debentures -- Conditional Right to Advance Maturity and Special Event Prepayment" and Certain Federal Income Tax Consequences -- Proposed Tax Legislation.

Possible Adverse Effect on Market Prices

There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures distributed to the holders of Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of New Junior Subordinated Debentures."

Rights Under the Guarantee

The Chase Manhattan Bank will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Chase Manhattan Bank will also act as Property Trustee and as Debenture Trustee under the Indenture. Chase Manhattan Bank Delaware will act as Delaware Trustee under the Declaration. The Old Guarantee guarantees, and the New Guarantee will guarantee, as the case may be, to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor; (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand at that time legally available therefor; and (iii) upon a voluntary or involuntary termination and liquidation  of  the  Trust  (unless  the  Junior  Subordinated  Debentures  are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand at that time legally available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities. The obligations of the Company under the Guarantee are subordinated in the manner set forth under " -- Ranking of Subordinate Obligations Under the Guarantee and Junior Subordinated Debentures." The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay principal of or premium, if any, or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or premium, if any, or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital
Securities  of  such  holder  (a  "Direct   Action"). Notwithstanding  any
payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and premium, if any, and interest on the Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of New Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities" and " -- Debenture Events of Default" and "Description of the Guarantee." The Declaration will provide that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

Limited Voting Rights

Holders of Capital Securities will generally have limited voting rights relating only to the modification of the terms of the Capital Securities, the dissolution, termination or liquidation of the Trust, and the exercise of the Trust's rights as holder of the Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities, except as described under "Description of New Securities -- Removal of Issuer Trustees." The Issuer Trustees and the Company may amend the Declaration without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of New Securities -- Voting Rights; Amendment of the Declaration."

Trading Price

The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder which uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) and which disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and " -- Sales of Capital Securities."

Consequences of a Failure to Exchange Old Capital Securities

The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital
Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected.

The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of New Securities--Voting Rights; Amendment of the Declaration."

The Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by June 7, 1997 and declared effective by July 7, 1997, the Distribution rate borne by the Old Capital Securities commencing on July 8, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Old Securities."

Absence of Public Market

The Old Capital Securities were issued to, and the Company believes such securities are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the New Capital Securities. Although the New Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Old Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities). New Capital Securities may be transferred by the holders thereof in blocks having a Liquidation Amount of $1,000 (one New Capital Security) or integral multiples thereof. The Company and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the New Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

If a public trading market develops for the New Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Capital Securities may trade at a discount.

Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities
Act) of the Company or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

Exchange Offer Procedures

Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

                               MARKEL CORPORATION

Markel Corporation is an insurance holding company which, through its subsidiaries, markets and underwrites specialty insurance products and programs to a variety of niche markets. The Company believes that its specialty product focus and niche market strategy enable it to develop particular expertise and specialized knowledge of its markets. Such specialization allows the Company to provide added value to its customers and to compete on a basis other than price. The year ended December 31, 1995 marked the Company's fourth consecutive year of underwriting profitability and the ninth year of underwriting profitability in the last ten years. The Company emphasizes quality service in all phases of its operations and believes that this approach fosters strong relationships with its producers and greater customer loyalty.

The Company's primary businesses are professional and products liability, excess and surplus lines, specialty programs, specialty personal and commercial lines and brokered excess and surplus lines. The Company's distribution channels include retail and wholesale brokers, general agents, direct marketing, including telemarketing and direct mail, and affinity groups. The Company offers products and coverages designed to meet the needs of insureds in niche or emerging markets or insureds with specialized exposures or risks that are not adequately served by the standard markets. Significant products include professional liability coverages for doctors, lawyers, architects, engineers and other professionals, comprehensive programs for summer camps and other youth recreation organizations, conference centers, child care centers, private schools, martial arts schools, gymnastics schools, dance studios and horse farms, and property and liability coverages for restaurants and bars, vacant properties and hard-to- place property risks, yachts, jet skis and other watercraft, mobile homes and other non-standard dwellings, taxi fleets and other commercial vehicles. Each risk is generally considered on an individual basis, and coverages typically include limit restrictions, deductibles, exclusions, surcharges and other features which respond to distinctive risk characteristics.

The Company had earned premiums of $285.1 million and $225.1 million for the year ended December 31, 1995 and for the nine months ended September 30, 1996, respectively. As of September 30, 1996, the Company had total assets of approximately $1.4 billion and shareholders' equity of $247.8 million.

                                USE OF PROCEEDS

Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and canceled.

The proceeds to the Trust from the sale of the Old Capital Securities (without giving effect to expenses payable by the Company) was $150,000,000. All of the proceeds were used to purchase Junior Subordinated Debentures from the Company. The Company intends to use the net proceeds from the sale of the Junior Subordinated Debentures to reduce indebtedness and for general corporate purposes, which may include, without limitation, investments in and advances of credit to the Company's subsidiaries, other investments and possible future acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratios of earnings to combined fixed charges of the Company for the periods indicated:



                                                                                                   Nine Months
                                                                Year Ended December 31,               Ended
                                                                ________________________________  September 30,
                                                                1991    1992   1993   1994  1995       1996
                                                                ----    ----   ----   ----  ----       ----
Ratio of Earnings to Fixed Charges.............................  2.3    6.3     5.2    4.3   6.5        6.2
Ratio of Earnings to Fixed Charges, Excluding Net Realized
Gains from Sales of Investments and Gains from Sales of
Brokerage Programs.............................................  1.6    2.2     3.1    3.8   5.2        5.7

For purposes of computing the ratios of earnings to fixed charges for the Company and its subsidiaries, earnings represent income before income taxes plus fixed charges. Fixed charges have been calculated by adding gross interest expense and that portion of rent expense deemed representative of the interest factor in such rent expense. The Company's consolidated insurance company subsidiaries are subject to certain regulatory restrictions on the payment of dividends or advances to the Company. See "Risk Factors -- Holding Company Structure; Restrictions on Dividends".

                                 CAPITALIZATION

The following table sets forth the consolidated capitalization of the Company at September 30, 1996, as adjusted to reflect the acquisition of Investors Insurance Holding Corp. and related bank borrowings on October 31, 1996, and as further adjusted to give effect to the issuance of the Old Capital Securities. The following data should be read in conjunction with the financial information included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended, and Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference." The issuance of the New Securities in the Exchange Offer will have no effect on the Capitalization of the Company.


                                                                                     September 30, 1996

                                                                                Actual as         As Further
                                                                                Adjusted (1)      Adjusted (2)

                                                                                     (Dollars in thousands)

                                                                                            (Unaudited)
Borrowings under Revolving Line of Credit...................................      $15,000                 $15,000
Long-Term Debt (Net of Debt Issuance Costs of $372).........................       99,678                  99,678
Markel Corporation -- Obligated Mandatorily Redeemable Preferred Securities
  of Subsidiary Trust Holding Solely Subordinated Debt Securities of
  Markel Corporation........................................................          --                  150,000
Shareholders' Equity:
Common Stock................................................................       23,970                  23,970
Retained Earnings...........................................................      198,690                 198,690
Net Unrealized Gains on Fixed Maturities and Equity Securities,
Net of Taxes................................................................       25,158                  25,158
                                                                                   ------                  ------
Total Shareholders' Equity..................................................      247,818                 247,818
                                                                                  -------                 -------
Total Capitalization........................................................     $362,496                $512,496
                                                                                 --------                --------



(1) As adjusted to reflect the acquisition of Investors Insurance Holding Corp. on October 31, 1996 and the related $15 million of borrowings under the Company's revolving line of credit.
(2) Reflects the issuance of the Old Capital Securities.

                             SUMMARY FINANCIAL DATA

The summary below should be read in connection with the financial information included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended and Quarterly Report on 10-Q for the quarter ended September 30, 1996. Interim unaudited data for the nine months ended September 30, 1996 and 1995 reflect, in the opinion of management of the Company, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the nine months ended September 30, 1996 are not necessarily indicative of results which may be expected for any other interim period or for the year ended December 31, 1996 as a whole.


                                                                                                       Nine Months
                                                                                                          Ended
                                                         Year Ended December 31,                       September 30,
                                                         -----------------------                       -------------
                                                   1991       1992      1993       1994      1995      1995       1996
                                                   ----       ----      ----       ----      ----      ----       ----

                                                    (Dollars in millions, except per share data) (Unaudited)
Results of Operations
Gross premium volume............................    $406       $304      $313       $349      $402      $310       $318
Net premiums written............................     152        156       222        257       298       229        240
Earned premiums.................................     152        153       193        243       285       210        225
Net investment income...........................      31         27        24         29        43        31         37
Net realized gains..............................       8          8        16          4        12         8          3
Total operating revenues........................     223        206       235        280       344       251        267
Operating income before interest and taxes......      27         22        38         33        56        39         38
Gain on sale of brokerage programs..............       2         23        --        --         --        --        --
Interest expense................................      11          5         6          8         8         6          6
Income taxes....................................       4         14         8          6        14         9        (10)
Net income......................................      14         26        24         19        34        24         42

Primary Earnings per Share
Core operations.................................   $2.61      $3.03     $3.31      $3.77     $5.15     $3.68      $4.18
Net realized gains..............................    0.94       0.89      1.83       0.45      1.39      0.89       0.34
Nonrecurring items..............................    0.28       1.90      0.00       0.00      0.00      0.00       3.25
Amortization expense............................   (1.15)     (1.18)    (0.91)     (0.89)    (0.39)    (0.31)     (0.27)
                                                   ------    ------     ------    ------    ------     ------    ------

Net income......................................   $2.68      $4.64     $4.23      $3.33     $6.15     $4.26      $7.50
                                                   -----      -----     -----      -----     -----     -----      -----

GAAP Underwriting Results
Loss ratio......................................      66%        67%       62%       64%        65%       65%        67%
Expense ratio...................................      40%        30%       35%       33%        34%       34%        33%
Combined ratio..................................     106%        97%       97%       97%        99%       99%       100%

Financial Position
Total investments (1)...........................    $415       $434      $597       $612      $909      $889       $956
Reinsurance recoverable (2).....................      55        419       300        226       180       186        166
Intangible assets...............................      71         60        53         45        42        42         40
Total assets....................................     700      1,129     1,135      1,103     1,315     1,312      1,388


Unpaid losses and loss adjustment expenses

(2).............................................     346        733       688        653       734       730        766
Unearned premium (2)............................      64         90       128        147       171       178        187
Long-term debt..................................      94        101        78        101       107       118        100
Total shareholders' equity (1)..................      83        109       151        139       213       194        248


(1) The change in accounting for net unrealized gains (losses) on fixed maturities in accordance with provisions of Statement of Financial Accounting Standards No. 115 affects 1993 and subsequent years.

(2) The gross reinsurance reporting provisions of Statement of Financial Accounting Standards No. 113 affect 1992 and subsequent years.

                             MARKEL CAPITAL TRUST I

The Trust is a statutory business trust created under Delaware law by the filing of a certificate of trust with the Delaware Secretary of State on December 30, 1996. The Trust is governed by the Declaration. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, which represent undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities are owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuance of an Event of Default under the Declaration resulting from a Debenture Event of Default, the rights of the Company as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated and rank junior to the rights of the holders of the Capital
Securities. See "Description of New Securities -- Subordination of Common Securities." The Company has acquired Common Securities in a Liquidation Amount equal to 3% of the total capital of the Trust. The Trust has a term of 50 years, but may terminate earlier as provided in the Declaration. The Trust's business and affairs are conducted by trustees (the "Issuer Trustees") appointed by the Company as the holder of the Common Securities. The Issuer Trustees will be The Chase Manhattan Bank as the Property Trustee (the "Property Trustee"), The Chase Manhattan Bank Delaware as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees"). The Chase Manhattan Bank, as Property Trustee, will act as sole indenture trustee under the Declaration. The Chase Manhattan Bank will also act as indenture trustee under the Guarantee and the Indenture. See "Description of the Guarantee" and "Description of New Junior Subordinated Debentures." The holder of the Common Securities of the Trust or, if an Event of Default under the Declaration has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Declaration. The Company will pay, directly or indirectly, all fees, expenses, debts and obligations (other than, except to the extent guaranteed by the Company, the Trust Securities) related to the Trust and the offering and exchange of the Capital Securities, including all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is c/o Markel Corporation, 4551 Cox Road, Glen Allen, Virginia 23060 ((804) 747-0136). The Chase Manhattan Bank serves as the trustee under the indenture for the Company's $100 million aggregate principal amount of 7.25% Notes due November 1, 2003, and participates as a lender in the Company's revolving credit facility. In addition, from time to time one or more affiliates of The Chase Manhattan Bank may provide the Company with investment banking and related financial services.


                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act and will not be subject to the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by June 7, 1997 and declared effective by July 7, 1997, the Distribution rate borne by the Old Capital Securities commencing on July 8, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the
Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee and New Junior Subordinated Debentures have been registered under the Securities Act.

Terms of the Exchange Offer

The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $150,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $150,000,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $150,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

NEITHER  THE  COMPANY,  THE BOARD OF  DIRECTORS  OF THE  COMPANY  NOR ANY ISSUER
TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS OWN FINANCIAL POSITION AND REQUIREMENTS.

The term "Expiration Date" means 5:00 p.m., New York City time, on , 1997 unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

The Company and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights," and
(iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of New Capital Securities

Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC.

Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Old Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

Procedures for Tendering Old Capital Securities

VALID TENDER. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

BOOK-ENTRY TRANSFER. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

SIGNATURE GUARANTEES. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an
"Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

GUARANTEED DELIVERY. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

(1) such tenders are made by or through an Eligible Institution;

(2) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

(3) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

Notwithstanding  any  other  provision  hereof,  the  delivery  of  New  Capital
Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

The Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

The interpretation by the Company and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company and the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

Resales of New Capital Securities

The Trust is making the Exchange Offer for the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act,
(a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an
"underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90-days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

Withdrawal Rights

Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

Distributions on New Capital Securities

Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after January 13, 1997. Accordingly, holders of New Capital Securities as of the record date for the payment of Distributions on July 1, 1997 will be entitled to receive Distributions accumulated from and after January 13, 1997.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

(a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities; or

(b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Company or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

(c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose any governmental approval has not been obtained, which approval the Company or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

If the Company or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent

The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

By Mail                                       In Person
-------                                       ---------

The Chase Manhattan Bank                      The Chase Manhattan Bank
Transfer Department                           Institutional Trust Group Window
450 West 33rd Street                          1 Chase Manhattan Plaza
8th Floor                                     Floor 1-B
New York, New York   10001                    New York, New York   10081

Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and Expenses

The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Neither the Company nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                         DESCRIPTION OF NEW SECURITIES

Description of New Capital Securities

Pursuant to the terms of the Declaration, the Trust has issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities. The New Capital Securities will represent preferred beneficial interests in the Trust and the holders of the New Capital Securities and the Old Capital Securities will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Declaration has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the New Capital Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms.

The Capital Securities (including the Old Capital Securities and the New Capital Securities) are limited to $150,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Old Capital Securities and the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The New Guarantee will be a guarantee on a subordinated basis but will not guarantee payment of Distributions or amounts payable on redemption of the New Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "Description of the Guarantee."

Distributions

Distributions on the New Capital Securities will be cumulative, will accumulate from January 13, 1997 and will be payable semi-annually in arrears on January 1 and July 1 of each year, commencing July 1, 1997, at the annual rate of 8.71% of the Liquidation Amount to the holders of the New Capital Securities on the relevant record dates. The record dates will be the dates fifteen days prior to the relevant Distribution Date (as defined herein). The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the New Capital Securities is not a Business Day (as defined herein), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed.

So long as no Debenture Event of Default shall have occurred and be continuing, the Company will have the right under the Indenture to elect to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the New Capital Securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the New Capital
Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 8.71% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures. The term "Distributions," as used herein shall include any such additional Distributions.

During any such Extension Period, the Company may extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Company may elect to begin a new Extension Period. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period or any extension thereof at least five Business Days prior to the earlier of (i) the date the Distributions on the New Capital Securities would have been payable except for the election to begin or extend such Extension Period and (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of the New Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of New Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class, or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases or issuances of common stock in connection with any of the Company's stock option, stock purchase, stock loan or other benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans, in each case as now existing or hereafter established or amended).

Although the Company may in the future exercise its option to defer payments of interest on the Junior Subordinated Debentures, the Company has no such current intention.

The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of New Junior Subordinated Debentures." If the Company does not make interest payments on the Junior Subordinated
Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Company on a limited basis as set forth herein under "Description of the Guarantee."

Conditional Right to Advance Maturity and Special Event Redemption

If a Tax Event (as defined herein) occurs,  then the Company will have the right
(i) prior to the termination of the Trust, to advance the Stated Maturity Date of the Junior Subordinated Debentures to the minimum extent required in order to allow for payments of interest in respect of the Junior Subordinated Debentures to continue to be tax deductible, but in no event shall the resulting maturity of the Junior Subordinated Debentures be less than 20 years from January 13, 1997, or (ii) to terminate the Trust (if not previously terminated) and advance the Stated Maturity Date of the Junior Subordinated Debentures to the minimum extent required in order to allow for the payments of interest in respect of the Junior Subordinated Debentures to continue to be tax deductible for United States federal income tax purposes, but in no event shall the resulting maturity of the Junior Subordinated Debentures be less than 40 years from January 13, 1997. In either case, such maturity date shall be advanced only if, in the opinion of counsel to the Company experienced in such matters, after advancing the maturity date, interest paid on the Junior Subordinated Debentures will be deductible for federal income tax purposes (the action referred to in either clause (i) or (ii) above being referred to herein as a "Tax Event Maturity Advancement").

If a Tax Event occurs and in the opinion of counsel to the Company experienced in such matters, there would in all cases, after effecting a Tax Event Maturity Advancement, be more than an insubstantial risk that an Adverse Tax Consequence (as defined herein) would continue to exist, or, if an Investment Company Event (as defined herein) occurs, then the Company will have the right, within 90 days following the occurrence of such Tax Event or Investment Company Event, as the case may be, to redeem the Junior Subordinated Debentures in whole (but not in part) in the manner set forth under "Description of New Junior Subordinated Debentures -- Conditional Right to Advance Maturity and Special Event Prepayment," and therefore to cause a mandatory redemption of the Capital Securities prior to the Stated Maturity Date (the circumstances under which the Company has the right to so redeem the Junior Subordinated Debentures in connection with a Tax Event being referred to herein as a "Conditional Tax Redemption Event"). Each of a Conditional Tax Redemption Event or an Investment Company Event are sometimes referred to herein as a "Special Event."

Redemption

Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date") at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of and accrued interest on the Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the Junior Subordinated Debentures upon the occurrence and continuation of a Special Event prior to January 1, 2007, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the Junior Subordinated Debentures on or after January 1, 2007, the Optional
Redemption Price (equal to the Optional Prepayment Price in respect of the Junior Subordinated Debentures). See "Description of New Junior Subordinated Debentures -- Optional Prepayment" and " -- Conditional Right to Advance Maturity and Special Event Prepayment."

"Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and
(ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

The Company will have the option to prepay the Junior  Subordinated  Debentures,
(i) in whole or in part, on or after January 1, 2007, at the applicable Optional Prepayment Price and (ii) in whole but not in part, at any time, upon the occurrence of a Special Event prior to January 1, 2007, at the Special Event Prepayment Price.

Liquidation of the Trust and Distribution of Junior Subordinated Debentures

The Company will have the right at any time to dissolve the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is conditioned on the Administrative Trustees having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities.

The Trust shall automatically dissolve and its affairs shall be wound up upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Company, as Sponsor, has given written direction to the Property Trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as Sponsor) and provided that the distribution is conditioned on the receipt of an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities; (iii) redemption of all of the Trust Securities as described under " -- Redemption" above; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

If a dissolution occurs as described in clause (i), (ii), (iv) or (v) of the preceding paragraph, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the

Trust on the Capital Securities and the Common Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See " -- Subordination of Common Securities." If an early dissolution occurs as described in clause (v) above, the Junior Subordinated Debentures will be subject to optional prepayment, in whole but not in part, on or after January 1, 2007.

If the Company elects not to prepay the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on the Stated Maturity Date.

After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) each registered global certificate representing Trust Securities and held by DTC or its nominee will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities.

Redemption Procedures

If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also " -- Subordination of Common Securities."

If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Capital Securities held by DTC or its nominees, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See " -- Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See " -- Payment and Paying Agency" below. Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities will cease, except the right of the holders of the Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Capital Securities will cease to be outstanding. In the event that any Redemption Date of Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of the Guarantee," Distributions on Capital Securities called for redemption will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Company defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

Subordination of Common Securities

Payment of Distributions on, and the Redemption Price of, the Capital Securities and the Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto or, in the case of Capital Securities called for redemption on a Redemption Date on or prior thereto, the full amount of the Redemption Price therefor, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

In the case of any Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

Events of Default; Notice

The occurrence of a Debenture Event of Default (see "Description of New Junior Subordinated Debentures -- Debenture Events of Default") constitutes an "Event of Default" under the Declaration.

Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the
Administrative Trustees and the Company, as Sponsor, unless such Event of Default shall have been cured or waived. The Company, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under
" -- Liquidation  of  the  Trust  and  Distribution  of  Junior   Subordinated
Debentures" and "-- Subordination of Common Securities" above.

Removal of Issuer Trustees

Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital

Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

Merger or Consolidation of Issuer Trustees

Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such corporation shall be otherwise qualified and eligible.

Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust

The Trust may not merge or convert with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of the Company, as Sponsor, with the consent of the Administrative Trustees but without the consent of the Property Trustee, the Delaware Trustee or holders of the Capital Securities, merge or convert with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than with respect to a dilution of such holder's interest in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than with respect to a dilution of such holder's interest in the new entity), and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and
(viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust
Securities, consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge or convert with or into, or replace it if such consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Declaration

Except as provided below and under " -- Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust" above and "Description of the Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

The Declaration may be amended from time to time by the Company and the Issuer Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision of the Declaration, or to add any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or
(ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Company (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act; (it being understood that the New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration) provided that, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution or other payment on or in respect of the Trust Securities or otherwise adversely affect the amount of any Distribution or other payment required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Declaration.

Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Form, Denomination, Book-Entry Procedures and Transfer

The New Capital Securities initially will be represented by one or more Capital Securities certificates in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited
circumstances   described  below.  See  " -- Exchange  of  Book-Entry  Capital
Securities for Certificated Capital Securities".

Other Capital Securities will be issued only in registered, certificated (i.e., non-global) form. Other Capital Securities may not be exchanged for beneficial interests in any Global Capital Securities except in the limited circumstances described below. See " -- Exchange of Book-Entry Capital Securities for Certificated Capital Securities".

Depositary Procedures

DTC has advised the Trust and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations
(collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

Except as described below, owners of beneficial interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Declaration for any purpose.

Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Declaration. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Company. Neither the Trust or the Company nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust or the Company and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Beneficial interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

Exchange of Book-Entry Capital Securities for Certificated Capital Securities

A Global Capital Security is exchangeable for New Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act,
(ii) the Company in its sole discretion elects to cause the issuance of the Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Declaration. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated New Capital Securities upon request but only upon at least 20 days prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated New Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the legend referred to in "Notice to Investors", unless the Property Trustee determines otherwise in compliance with applicable law.

Payment and Paying Agency

Payments in respect of the Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

Registrar and Transfer Agent

The Property Trustee will act as registrar and transfer agent for the Capital Securities.

Registration of transfers of the New Capital Securities will be effected without charge by or on behalf of the Trust but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the New Capital Securities after they have been called for redemption.

Information Concerning the Property Trustee

The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. The Property Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if repayment or adequate indemnity is not reasonably assured to the Property Trustee. From time to time, the Property Trustee and/or its affiliates extend credit and may provide investment banking and other financial services to the Company. See " Markel Capital Trust I."

Miscellaneous

The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940, as amended or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

Holders of the Trust Securities have no preemptive or similar rights.

The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

               DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES

The Old Junior Subordinated Debentures were issued and the New Junior Subordinated Debentures will be issued under an Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"). The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

Concurrently with the issuance of the Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in Old Junior Subordinated Debentures issued by the Company. Pursuant to the Exchange Offer, the Company will exchange the Old Junior
Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures as soon as practicable after the date hereof. The New Junior Subordinated Debentures will bear interest at the annual rate of 8.71% of the principal amount thereof, payable semi-annually in arrears on January 1 and July 1 of each year (each, an "Interest Payment Date"), commencing July 1, 1997, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the date fifteen days prior to the relevant Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Trust, each

Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at
the  rate  per  annum  of  8.71%  thereof,   compounded semi-annually.  The term
"interest", as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined herein), as applicable.

The Junior Subordinated Debentures will be issued in denominations of $1,000 and integral multiples thereof. The Junior Subordinated Debentures will mature on January 1, 2046 (the "Stated Maturity Date"), except as described below.

The New Junior Subordinated Debentures will rank pari passu with the Old Junior Subordinated Debentures and all Other Debentures and will be unsecured and subordinate and rank junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness. See " -- Subordination" below. The Company is a holding company and almost all of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations. The Company is a legal entity separate and distinct from its subsidiaries. The principal sources of the Company's income are dividends, interest and fees from its subsidiaries. As a holding company, the Company's ability to meet debt service obligations and pay operating expenses depends on receipt of sufficient funds from its direct and indirect subsidiaries. The inability of the Company's direct and indirect subsidiaries to pay dividends to the Company in an amount sufficient to meet debt service obligations and pay operating expenses would have a material adverse effect on the Company and the Trust. The payment of dividends by the Company's subsidiaries without prior regulatory approval is subject to restrictions set forth in the insurance laws and regulations of Virginia, Illinois, Delaware, New Jersey, California and Arizona, the states of domicile of the Company's insurance subsidiaries. The Company currently does not expect such regulatory requirements to impair its ability to meet interest payment obligations and to pay operating expenses in the future. However, the Company can give no assurance that dividends will be declared or paid by its subsidiaries. As of December 31, 1995, the Company's direct and indirect insurance subsidiaries had sufficient capital and earnings to pay up to $36.2 million of dividends to the Company during 1996 without prior regulatory approval. In addition, payment of dividends to the Company by the insurance subsidiaries is subject to ongoing review by insurance regulators and is subject to various statutory limitations and in certain circumstances requires approval by insurance regulatory authorities. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. In addition, because many of the Company's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends to the Company without prior regulatory approval is limited by applicable laws and regulations. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, or other obligations. See " -- Subordination" below.

Form, Registration and Transfer

If the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of New Securities -- Form, Denomination, Book-Entry Procedures and Transfer."

Payment and Paying Agents

Payment of principal of and premium, if any, and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made, except in the case of Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each Place of Payment for the Junior Subordinated Debentures.

Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Option to Extend Interest Payment Date

So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive, semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest then accrued at the annual rate of 8.71%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or
(iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases or issuances of common stock under any of the Company's stock option, stock purchase, stock loan or other benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans, in each case as now existing or hereafter established or amended).

Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or
(ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

Optional Prepayment

The Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Company on or after January 1, 2007 (the "Initial Optional Prepayment Date"), at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of prepayment if redeemed during the 12-month period beginning January 1 of the years indicated below:

Year                                                      Percentage

2007..................................................       104.355%
2008..................................................       103.920%
2009..................................................       103.484%
2010..................................................       103.049%
2011..................................................       102.613%
2012..................................................       102.178%
2013..................................................       101.742%
2014..................................................       101.307%
2015..................................................       100.871%
2016..................................................       100.436%
2017 and thereafter...................................       100.000%


Conditional Right to Advance Maturity and Special Event Prepayment

If a Tax Event (as defined herein) occurs,  then the Company will have the right
(i) prior to the termination of the Trust, to advance the Stated Maturity Date of the Junior Subordinated Debentures to the minimum extent required in order to allow for the payments of interest in respect of the Junior Subordinated Debentures to continue to be tax deductible, but in no event shall the resulting maturity of the Junior Subordinated Debentures be less than 20 years from January 13, 1997, or (ii) to terminate the Trust (if not previously terminated) and advance the Stated Maturity Date of the Junior Subordinated Debentures to the minimum extent required in order to allow for the payments of interest in respect of the Junior Subordinated Debentures to continue to be tax deductible, but in no event shall the resulting maturity of the Junior Subordinated Debentures be less than 40 years from January 13, 1997. In either case, such maturity date shall be advanced only if, in the opinion of counsel to the Company experienced in such matters, after advancing the maturity date, interest paid on the Junior Subordinated Debentures will be deductible for federal income tax purposes (the action referred to in either clause (i) or (ii) above being referred to herein as a "Tax Event Maturity Advancement").

If a Special Event (as defined below) shall occur and be continuing prior to the Initial Optional Prepayment Date, the Company may, at its option, prepay the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable with respect to an optional redemption of Junior Subordinated Debentures on January 1, 2007, together with scheduled payments of interest on the Junior Subordinated Debentures from the prepayment date to and including the Initial Optional Prepayment Date discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of prepayment.

"Special Event" means a Conditional Tax Redemption Event (as defined under "Description of the New Securities -- Conditional Right to Advance Maturity and Special Event Redemption") or an Investment Company Event, as the case may be.

"Tax Event" means the receipt by the Company and the Trust of an opinion, requested by the Company, of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative written decision or pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is made on or after January 13, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges (each of the circumstances referred to in clauses (i), (ii) and (iii) being an "Adverse Tax Consequence").

"Investment Company Event" means that the Company and the Trust shall have received an opinion, requested by the Company, of counsel experienced in practice under the Investment Company Act of 1940, as amended (the "Investment Company Act"), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in Investment Company Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act, which Change in Investment Company Act Law becomes effective on or after the Issue Date.

"Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date, calculated on the third Business Day preceding the prepayment date, plus in each case (a) 1.25% if such prepayment date occurs on or prior to the first anniversary of the issuance of the Capital Securities offered hereby and (b) 0.50% in all other cases.

"Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term to the Stated Maturity Date of the Junior Subordinated Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Junior Subordinated Debentures.

"Quotation Agent" means the Reference Treasury Dealer appointed by the Company. "Reference Treasury Dealer" means: (i) Donaldson, Lufkin & Jenrette Securities Corporation and respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Company.

"Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or
(ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

"Additional Sums" means such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject as a result of a Tax Event.

Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums.

Certain Covenants of the Company

The Company will also covenant that it will not, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including under Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases or issuances of common stock in connection with any of the Company's stock option, stock purchase, stock loan or other benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans, in each case as now existing or hereafter established or amended) if at such time (1) there shall have occurred any event of which the Company has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, (2) if such Junior Subordinated Debentures are held by the Trust, the Company shall be in default with respect to its payment of any obligations under the Guarantee or (3) the Company shall have given notice of its election of an Extension Period, or any extension thereof, as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced.

For so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100 percent ownership of the Common Securities of such Markel Capital Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) to use its reasonable efforts to cause such Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Trust, and (b) to continue not to be classified as an association taxable as a corporation or a partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.

Debenture Events of Default

The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):


        (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or


        (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures when due whether
        at  maturity,   upon redemption, by declaration of acceleration of
        maturity or otherwise; or


        (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or


        (iv) certain events in bankruptcy, insolvency or reorganization of the Company.


The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the nonpayment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default except a default in the payment of principal of or premium, if any, on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

The  Indenture  requires  the annual  filing by the Company  with the  Debenture
Trustee of a certificate as to the absence of certain defaults under the Indenture.

The Indenture provides that the Debenture Trustee may withhold notice of an Indenture Event of Default from the holders of a series of Junior Subordinated Debentures (except an Indenture Event of Default in payment of principal of, or of interest or premium on, the Junior Subordinated Debentures) if the Debenture Trustee considers it in the interest of such holders to do so.

Enforcement of Certain Rights by Holders of Capital Securities

If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Company to pay principal of or interest or premium, if any, on the Junior Subordinated Debentures on the due date, a holder of Capital Securities may institute a Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of (or premium, if any) or interest on the Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action.

The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Declaration. See "Description of New Securities -- Events of Default; Notice".

Consolidation, Merger, Sale of Assets and Other Transactions

The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company, unless: (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

Modification of the Indenture

From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures of all series affected by such modification at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Junior Subordinated Debentures; provided that no such modification shall (i) extend the fixed maturity of any Security, or reduce the principal amount thereof (including in the case of a discounted Security the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Junior Subordinated Debentures payable in any coin or currency other than that provided in the Junior Subordinated Debentures, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Junior Subordinated Debentures the consent of the holders of which is required for any such modification without the consent of the holders of each Security affected.

Satisfaction and Discharge

The Indenture generally provides that when all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

Subordination

In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Indebtedness will first be entitled to receive payment in full in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

No payments on account of principal or premium, if any, or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

"Senior  Indebtedness"  means, with respect to the Company and its Subsidiaries:
(a) all liabilities, obligations and indebtedness for borrowed money, whether or not evidenced by bonds, debentures, notes or other similar instruments, (b) all obligations to pay the deferred purchase price of property or services (other than trade payables due and arising in the ordinary course of business), (c) all Capital Lease Obligations, (d) all debt of any other Person secured by a Lien on any asset of the Company or any of its Subsidiaries, (e) all Contingent Obligations, (f) all obligations, contingent or otherwise, relating to the face amount of letters of credit, whether or not drawn, and banker's acceptances, but excluding any obligation relating to an undrawn letter of credit if the undrawn letter of credit is issued in connection with a liability for which a reserve has been established by the Company or the applicable Subsidiary in accordance with United States generally accepted accounting principles, and (g) all obligations incurred pursuant to Hedging Agreements which are due and payable; provided, that the term Senior Indebtedness shall not include the Junior Subordinated Debentures, the Guarantees or other Qualified Debt Obligations.

"Qualified Debt Obligations" means, without duplication, (a) debt securities of the Company, provided that the terms of any such debt security (i) permit the deferral of principal and interest payments for a period of up to five years (but not beyond the maturity date), as elected by the Company, (ii) have a maturity for payment of principal of not less than ten (10) years after the date of issuance, and (iii) include provisions making the debt security expressly subordinate to all other debt of the Company; (b) preferred securities issued by a Subsidiary, the sole purpose of which is to issue such preferred securities and invest the proceeds thereof in debt securities of the type described in clause (a) above, and which preferred securities are payable solely out of the proceeds of payments on account of such debt securities; and (c) the obligations recorded on the consolidated balance sheet of the Company and its Subsidiaries with respect to debt securities of the type described in clause (a) above and preferred securities of the type described in clause (b) above.

By reason of such subordination, in the event of an insolvency, creditors of the Company who are holders of Senior Indebtedness, as well as certain general creditors of the Company, may recover more, ratably, than the holders of the Junior Subordinated Debentures. Additionally, the Company currently conducts substantially all of its operations through subsidiaries, and the holders of Junior Subordinated Debentures will be structurally subordinated to the creditors of the Company's subsidiaries. See "Risk Factors -- Ranking of Subordinate Obligations Under the Guarantee and the Junior Subordinated Debentures."

The Indenture places no limitation on the amount of additional secured or unsecured debt, including Senior Indebtedness, or other obligations, that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness and obligations, including Senior Indebtedness.

Governing Law

The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

From time to time, the Debenture Trustee and/or its affiliates extend credit and may provide investment banking and other financial services to the Company. See "Markel Capital Trust I."


                          DESCRIPTION OF THE GUARANTEE

The Old Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by the Company for the New Guarantee for the benefit of the holders from time to time of the New Capital Securities. The Chase Manhattan Bank will act as guarantee trustee ("Guarantee Trustee") under the Guarantee. The New Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

General

The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the New Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on New Capital Securities, to the extent the Trust has funds on hand at such time legally available therefor, (ii) the Redemption Price with respect to any New Capital Securities called for redemption, to the extent that the Trust has funds on hand at such time legally available therefor, or (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of New Capital Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the New Capital Securities or by causing the Trust to pay such amounts to such holders.

The New Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein and, in the event of bankruptcy or insolvency proceedings involving the Company, will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Company, but senior to any obligations in respect of any class of capital stock of the Company. See " -- Status" below. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's direct and indirect subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. See "Description of New Junior Subordinated Debentures -- General." The New Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise.

The  Company  will,   through  the  Guarantee,   the  Declaration,   the  Junior
Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee."

Status

The New Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as Junior Subordinated Debentures, except in the event of bankruptcy or insolvency proceedings involving the Company, in which case the New Guarantee will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Company.

The New Guarantee will rank pari passu with the Old Guarantee and all Other Guarantees issued by the Company. The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Capital Securities of the Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of New Securities -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

Events of Default

An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

The Company, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Certain Covenants of the Company

In the New Guarantee the Company will covenant that, so long as any Capital Securities remain outstanding, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on, or repay or repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or
(iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights, plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or the conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases or issuances of common stock in connection with any of the Company's stock option, stock purchase, stock loan or other benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans, in each case as now existing or hereafter established or amended), if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be an event of default under the Guarantee and (b) in respect of which the Company shall not have taken reasonable steps to cure,
(ii) if such Junior Subordinated Debentures are held by the Property Trustee, the Company shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Company shall have given notice of its election of the exercise of its right to extend the interest payment period pursuant to the Indenture and any such extension shall be continuing.

Termination

The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

Information Concerning the Guarantee Trustee

The Guarantee Trustee, other than during the continuance of a default with respect to a Guarantee, will undertake to perform only such duties as are specifically set forth in such Guarantee and, after default, must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. The Guarantee Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

From time to time the Guarantee Trustee and/or its affiliates extend credit and may provide investment banking and other financial services to the Company. See "Markel Capital Trust I."

Governing Law

The Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                         DESCRIPTION OF OLD SECURITIES

       The terms of the Old Securities are identical in all materials respects to the New Securities, except that the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), the New Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to Old Capital Securities, the New Capital Securities will not provide for any increase in the Distribution rate thereon, the New Junior Subordinated Debentures will not contain the $100,000 minimum principal amount transfer restriction and the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Old Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by June 7, 1997 and been declared effective by July 7, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective by July 7, 1997, then interest will accrue (in addition to the stated interest rate on the Old Junior Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Old Junior Subordinated Debentures and Distributions will accrue (in addition to the stated Distribution rate on the Old Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Old Capital Securities, for the period from the occurrence of such event until such time as such required Exchange Offer is consummated or any required Shelf Registration Statement is effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old
Capital Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of New Securities."

               RELATIONSHIP AMONG THE NEW CAPITAL SECURITIES, THE
            NEW JUNIOR SUBORDINATED DEBENTURES AND THE NEW GUARANTEE

Full and Unconditional Guarantee

Payments of Distributions and other amounts due on the New Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." Taken together, the
Company's obligations under the New Junior Subordinated Debentures, the Indenture, the Declaration and the New Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the New Capital Securities. If and to the extent that the Company does not make the required payments on the New Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the New Capital Securities. The Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Company under the New Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the New Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the New Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the New Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the New Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

Enforcement of Rights of Holders of Capital Securities

A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Declaration.

Limited Purpose of the Trust

The Capital Securities will represent preferred beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture will be entitled to receive from the Company the principal amount of and premium, if any, and interest on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from the Company under the Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

Rights Upon Termination

Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Company receive payments or distributions. Since the Company will be the guarantor under the Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be similar, although, in the event of bankruptcy or insolvency proceedings involving the Company, the Company's obligations under the Guarantee will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Company but senior to any obligations in respect of any class of capital stock of the Company.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

In the opinion of McGuire, Woods, Battle & Boothe, L.L.P., counsel to the Company and the Trust ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets by a holder that purchased the Old Capital Securities upon initial issuance at their original offering price. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

Exchange of Capital Securities

The exchange of Old Capital Securities for New Capital Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the New Capital Securities should not be considered to differ materially in kind or extent from the Old Capital Securities and because the exchange will occur by operation of the terms of the Old Capital Securities. If, however, the exchange of the Old Capital Securities for the New Capital Securities were treated as an exchange for United States federal income tax purposes, such exchange should constitute a recapitalization for federal income tax purposes. Accordingly, the New Capital Securities should have the same issue price as the Old Capital Securities, and a holder should have the same adjusted tax basis and holding period in the New Capital Securities as the holder had in the Old Capital Securities immediately before the exchange.

Classification of the Junior Subordinated Debentures

In connection with the issuance of the Old Junior Subordinated Debentures, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company. An opinion of Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

Classification of the Trust

In connection with the issuance of the Old Capital Securities, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

Interest Income and Original Issue Discount

Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Company believes that the likelihood of its exercising its option to defer payments of interest is "remote" because exercising that option would prevent the Company from declaring dividends on any class of its equity securities. Accordingly, the Company intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

Under the Regulations, if the Company were to exercise its option to defer payments of interest, the New Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the New Junior Subordinated Debentures would thereafter be treated as OID as long as the New Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the New Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of New Capital Securities would be required to include in gross income OID even though the Company would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote", the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

The   Regulations   have  not  yet  been  addressed  in  any  rulings  or  other interpretations by the IRS, and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust

The Company will have the right at any time to liquidate the Trust and cause the New Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the New Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the New Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the New Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in New Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

Under certain circumstances described herein (see "Description of New Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See " -- Sales of Capital Securities" below.

Sales of Capital Securities

A holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of such holder's Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to such holder's adjusted tax basis in such holder's pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Proposed Tax Legislation

On February 6, 1997, as part of the Clinton Administration's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the New Junior Subordinated Debentures, issued on or after the date "of first committee action," if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. In addition, the Proposed Legislation would generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the New Junior Subordinated Debentures, issued on or after the date "of first committee action," if such debt obligations have a weighted average maturity of more than 40 years. The Proposed Legislation has not yet been introduced by the 105th Congress. If the Proposed Legislation is enacted by Congress and if such enactment gave rise to a Tax Event, the Company would be permitted to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Prepayment Price. See "Description of New Junior Subordinated Debentures -- Special Event Prepayment."

United States Alien Holders

For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

A "U.S. Holder" is a holder of Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any political subdivision thereof, or a trust or estate the income of which is includable in its gross income for federal income tax purposes without regard to its source. Notwithstanding the foregoing, for taxable years beginning after December 31, 1996 (or for the immediately preceding taxable year, if the trustee of a trust so elects), a trust is a U.S. Holder for federal income tax purposes if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust.

Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

Information Reporting to Holders

Generally, income on the New Capital Securities will be reported to holders on Form 1099, which forms should be mailed to holders of New Capital Securities by January 31 following each calendar year.

Backup Withholding

Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP DISPOSITION AND EXCHANGE OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

The Company, which is the obligor with respect to the Junior Subordinated Debentures held by the Trust, and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. Any purchaser proposing to acquire Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) and PTCE 95-23 (an exemption for certain transactions determined by an in-house manager). In addition, a Plan fiduciary considering the purchase of Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. Therefore, a Plan fiduciary should consider whether the purchase of

Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager (within the meaning of section 3(38) of ERISA) to which such a delegation of authority generally would be permissible under ERISA. Further, prior to an Event of Default with respect to the Junior Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

Under the U.S. Department of Labor regulations defining "plan assets" for ERISA purposes (the "Plan Assets Regulations"), the assets of the Trust may be considered plan assets of Plans owning New Capital Securities unless the aggregate investment in New Capital Securities by "benefit plan investors" is not deemed "significant" or the New Capital Securities qualify as "publicly offered securities" as defined in such Regulations. For this purpose, equity participation by benefit plan investors will not be considered "significant" on any date only if, immediately after the most recent acquisition of Capital Securities, the aggregate interest in the New Capital Securities held by benefit plan investors will be less than 25% of the value of the New Capital Securities. For purposes of the Plan Asset Regulations, the term "benefit plan investor" includes Plans and arrangements that are not subject to ERISA, as well as Plans that are subject to ERISA, and entities whose assets include plan assets by reason of a Plan's investment in that entity. Although it is possible that the equity participation by benefit plan investors in New Capital Securities on any date will not be "significant" for purposes of the Plan Assets Regulations, such result cannot be assured.

The New Capital Securities may qualify as "publicly offered securities" under the Plan Assets Regulations if at the time of the Exchange Offer they are also "widely held" and "freely transferable." Under the Regulations, a class of securities is "widely held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. Although it is possible that at the time of the Exchange Offer the New Capital Securities will be "widely held," such result cannot be assured. Whether a security is "freely transferable" for purposes of the Regulations is a factual question to be determined on the basis of all relevant facts and circumstances. If at the time of the Exchange Offer the New Capital Securities qualify as "publicly offered securities," the assets of the Trust should not be "plan assets" with respect to Plans acquiring New Capital Securities. If at the time of the Exchange Offer the New Capital Securities do not qualify as "publicly offered securities," the "plan asset" considerations discussed in the preceding paragraphs could be applicable in connection with the investment by Plans in the New Capital Securities.


                              PLAN OF DISTRIBUTION

Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker- Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." See "The Exchange Offer--Resales of New Capital Securities."

The Company or the Trust will not receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities.

Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                              NOTICE TO INVESTORS

Because of the following restriction, purchasers are advised to consult legal counsel prior to making any offer, resale or pledge or transfer of Capital Securities. Each holder of the New Capital Securities, by its acceptance thereof, will be deemed to have acknowledged, represented to and agreed with the Trust and the Company as follows:

It (a) is not itself, and is not acquiring Capital Securities with "plan assets" of, an employee benefit or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each, a "Plan), or an entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity"), or (b) is acquiring and holding the Capital Securities in a transaction that is not otherwise prohibited by either ERISA or the Code. The Capital Securities will bear legends reflecting the above restrictions.

                             CERTAIN LEGAL MATTERS

The validity of the New Junior Subordinated Debentures and the New Guarantee and certain legal matters relating thereto will be passed upon by McGuire, Woods, Battle & Boothe, L.L.P., Richmond, Virginia. Certain matters of Delaware law relating to the validity of the New Capital Securities will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Company and the Trust. McGuire, Woods, Battle & Boothe, L.L.P. will rely on Richards, Layton & Finger as to matters of Delaware law and on Brown & Wood LLP as to matters of New York law. In addition, McGuire, Woods, Battle & Boothe, L.L.P. will pass upon certain United States federal income taxation matters for the Company and the Trust.

                                    EXPERTS

The consolidated financial statements and related financial statement schedules of the Company appearing in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1995, incorporated by reference herein have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants and upon the authority of such firm as experts in accounting and auditing. Such reports refer to the Company's adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities," effective December 31, 1993.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

Article VII of the Company's Amended and Restated Articles of Incorporation provides for mandatory indemnification of directors and officers to the maximum extent now or hereafter permitted by the Virginia Stock Corporation Act, including indemnification against liability incurred in proceedings instituted or threatened by third parties, or by or on behalf of the Company itself, unless incurred as a result of gross negligence, willful misconduct or as a result of a knowing violation of the criminal law.

The Company maintains a standard policy of officers' and directors' liability insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT

       4.1                 Indenture of Markel Corporation relating to the Junior Subordinated Debentures
       4.2                 Form of Certificate of New Junior Subordinated Debenture (included as Exhibit A to
                           Exhibit 4.1)
       4.3                 Certificate of Trust of Markel Capital Trust I
       4.4                 Declaration of Trust of Markel Capital Trust I
       4.5                 Amended and Restated Declaration of Trust for Markel Capital Trust I
       4.6                 Form of New Capital Security Certificate for Markel Capital Trust I (included as Exhibit
                           A-1 to Exhibit 4.5)
       4.7                 Form of New Guarantee of Markel Corporation relating to the New Capital Securities
       4.8                 Registration Rights Agreement
       5.1                 Opinion and consent of McGuire, Woods, Battle & Boothe, L.L.P. as to legality of the
                           New Junior Subordinated Debentures and the New Guarantee to be issued by Markel
                           Corporation*
       5.2                 Opinion of Richards, Layton & Finger, special Delaware counsel, as to legality of the
                           New Capital Securities to be issued by Markel Capital Trust I*
       5.3                 Opinion and consent of Brown & Wood, L.L.P. as to legality of the New Junior
                           Subordinated Debentures and the New Guarantee to be issued by Markel Corporation*
       8                   Opinion of McGuire, Woods, Battle & Boothe, L.L.P., special tax counsel, as to certain federal income tax matters*
       12.1                Computation of ratio of earnings to fixed charges
       23.1                Consent of KPMG Peat Marwick LLP
       23.2                Consent of McGuire, Woods, Battle & Boothe, L.L.P. (included in Exhibit 5.1)*
       23.3                Consent of Richards, Layton & Finger (included in Exhibit 5.2)*
       23.4                Consent of Brown & Wood, L.L.P. (included in Exhibit 5.3)*
       24                  Power of Attorney of certain officers and directors of Markel Corporation and Administrative Trustees
       25.1                Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Indenture
       25.2                Form  T-1  Statement  of  Eligibility  of  The  Chase
                           Manhattan  Bank to act as trustee  under the  Amended
                           and Restated  Declaration  of Trust of Markel Capital
                           Trust I
       25.3                Form T-1 Statement of Eligibility of The Chase Manhattan Bank under the New
                           Guarantee for the benefit of the holders of New Capital Securities of Markel Capital
                           Trust I
       99.1                Form of Letter of Transmittal*
       99.2                Form of Notice of Guaranteed Delivery*
       99.3                Form of Exchange Agent Agreement*

--------
* To be filed by amendment.

ITEM 22. UNDERTAKINGS

Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Markel Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, and Commonwealth of Virginia, on the 12th day of February, 1997.

                                            MARKEL CORPORATION



                                            By   /s/  STEVEN A. MARKEL*
                                               -----------------------
                                               (Steven A. Markel, Vice Chairman)



       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                                  DATE
/s/ ALAN I. KIRSHNER*      Chairman and Chief Executive              February 12, 1997
---------------------      Officer and Director
(Alan I. Kirshner)


/s/ ANTHONY F. MARKEL*     President and Chief Operating Officer     February 12, 1997
---------------------      and Director
(Anthony F. Markel)

/s/ STEVEN A.  MARKEL*     Vice Chairman and Director                February 12, 1997
---------------------
(Steven A. Markel)

/s/ DARRELL D. MARTIN*     Executive Vice President, Chief           February 12, 1997
---------------------      Financial Officer and Treasurer and
(Darrell D. Martin)        Director


/s/ GARY L. MARKEL*        Director                                  February 12, 1997
---------------------
(Gary L. Markel)

/s/ LESLIE A. GRANDIS*     Director                                  February 12, 1997
---------------------
(Leslie A. Grandis)

/s/ STEWART M. KASEN*      Director                                  February 12, 1997
---------------------
(Stewart M. Kasen)

/s/ V. PREM WATSA*         Director                                  February 12, 1997
---------------------
(V. Prem Watsa)

* Pursuant to Power of Attorney


       Pursuant to the requirements of the Securities Act of 1933, Markel Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, and Commonwealth of Virginia, on the 12th day of February, 1997.

                                      MARKEL CAPITAL TRUST I



                                      By:  /s/ STEVEN A. MARKEL*
                                           -----------------------------
                                               Steven A. Markel
                                               as Administrative Trustee




                                      By:  /s/ ANTHONY F. MARKEL*
                                           -----------------------------
                                               Anthony F. Markel
                                               as Administrative Trustee




                                      By: /s/ DARRELL D. MARTIN*
                                          ------------------------------
                                               Darrell D. Martin
                                               as Administrative Trustee


* Pursuant to Power of Attorney

                                 EXHIBIT INDEX


EXHIBIT NO.                  DESCRIPTION                                   PAGE

       4.1 Indenture of Markel Corporation relating to the Junior Subordinated Debentures
       4.2 Form of Certificate of New Junior Subordinated Debenture (included as Exhibit A to Exhibit 4.1)
       4.3        Certificate of Trust of Markel Capital Trust I
       4.4        Declaration of Trust of Markel Capital Trust I
       4.5        Amended and Restated Declaration of Trust for Markel
                  Capital Trust I
       4.6 Form of New Capital Security Certificate for Markel Capital Trust I (included as Exhibit A-1 to Exhibit 4.5)
       4.7 Form of New Guarantee of Markel Corporation relating to the New Capital Securities
       4.8        Registration Rights Agreement
       5.1 Opinion and consent of McGuire, Woods, Battle & Boothe, L.L.P. as to legality of the New Junior Subordinated Debentures and the New Guarantee to be issued by Markel Corporation*
       5.2 Opinion of Richards, Layton & Finger, special Delaware counsel, as to legality of the New Capital Securities to be issued by Markel Capital Trust I*
       5.3 Opinion and consent of Brown & Wood, L.L.P. as to legality of the New Junior Subordinated Debentures and the New Guarantee to be issued by Markel Corporation*
       8 Opinion of McGuire, Woods, Battle & Boothe, L.L.P., special tax counsel, as to certain federal income tax matters*
       12.1       Computation of ratio of earnings to fixed charges
       23.1       Consent of KPMG Peat Marwick LLP
       23.2 Consent of McGuire, Woods, Battle & Boothe, L.L.P. (included in Exhibit 5.1)*
       23.3       Consent of Richards, Layton & Finger (included in
                  Exhibit 5.2)*
       23.4       Consent of Brown & Wood, L.L.P. (included in Exhibit
                  5.3)*
       24 Power of Attorney of certain officers and directors of Markel Corporation and Administrative Trustees
       25.1 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Indenture
       25.2 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Amended and Restated Declaration of Trust of Markel Capital Trust I
       25.3 Form T-1 Statement of Eligibility of The Chase Manhattan Bank under the New Guarantee for the benefit of the holders of New Capital Securities of Markel Capital Trust I
       99.1       Form of Letter of Transmittal*
       99.2       Form of Notice of Guaranteed Delivery*
       99.3       Form of Exchange Agent Agreement*

--------
* To be filed by amendment.